UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 12, 2013

AT&T INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Throughout this document, AT&T Inc. is referred to as “AT&T.” On February 12, 2013, AT&T closed its sale of U.S.$1,000,000,000 aggregate principal amount of its 0.900% Global Notes due 2016 (the “Fixed Rate Notes”) and U.S.$1,250,000,000 aggregate principal amount of its Floating Rate Notes due 2016 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”) pursuant to the Underwriting Agreement, dated February 7, 2013 (the “Underwriting Agreement”), between AT&T and BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the several Underwriters named in Schedule II thereto. The Notes were issued pursuant to that certain Indenture, dated as of November 1, 1994, between SBC Communications Inc. (now known as AT&T Inc.) and The Bank of New York Mellon, as Trustee. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-165543) previously filed with the Securities and Exchange Commission (the “Commission”) under the Act. Copies of the Underwriting Agreement, the forms of Note and the opinion of our General Counsel as to the validity of the Notes are filed as exhibits hereto and incorporated herein by reference. AT&T is filing this Current Report on Form 8-K so as to file with the Commission certain items that are to be incorporated by reference into its Registration Statement.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)	Exhibits

1.1	Underwriting Agreement, dated February 7, 2013

4.1	Form of Fixed Rate Note due 2016

4.2	Form of Floating Rate Note due 2016

5.1	Opinion of Mr. Wayne Watts, Senior Executive Vice President and General Counsel, AT&T Inc., as to the validity of the Notes

23.1	Consent of Mr. Wayne Watts, Senior Executive Vice President and General Counsel, AT&T Inc. (included in Exhibit 5.1)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: February 12, 2013	By:	/s/ Paul W. Stephens
Paul W. Stephens Senior Vice President and Controller